Confidential Materials omitted and filed separately with the	Exhibit 10.1
Securities and Exchange Commission. Asterisks denote omissions.

The Purchase Contract No. FDCG08045-01

for the Core Components of the Electrical Control System and Software of

SL 1500 Wind Turbine

Contract No. FDCG08045-01 Date of Signature: May 27, 2008 Place of Signature: Beijing

The Buyer: Sinovel Wind Co., Ltd

The Seller: Suzhou AMSC Superconductor Co., Ltd

The contract is entered into by and between the Seller and the Buyer on May 27, 2008 for the purchase contract of the electrical control core components and software for SL 1500 wind turbines.

1. Definition

In construing this contract, the following words and expressions shall have the meanings hereby assigned to them unless otherwise specified in the contract:

1.1	Contract means this contract, including Article 1 to Article 22.

1.2	Contract price means the price payable to the Seller under the contract for the full and proper performance of its contractual obligations.

1.3	Contract currency means the currency used in the payment under the contract, which is CNY.

1.4	Effective date of the contract means the date when the contract enters into force upon fulfillment of the conditions stated in Article 22.

1.5	Contract equipment means the core components of electrical control system and software of SL1500 Wind Turbine.

2. Scope of Supply:

The contract price is firm price including VAT (all other supply equipment shall be imported under their original brand names except for the converters. Regarding converters, both parties agree that starting from the current status where converters are locally assembled with imported material, localization on converter will be implemented phase by phase according to a localization schedule agreed upon by both parties. The Seller will provide the Buyer with sample converter which will be tested both at Buyer’s factory and in Seller’s wind farm for the Buyer’s approval for quality. Under such circumstance, the total Contract Value will remain unchanged. )

Each set comprises of:

Item No.	Description	Code No.	ID No.	Quantity	Remarks
1	PM 1000 Converter 3 Pole	+ NCC320-V308.2	10100957	1 off	Including water cooling base-plate, DC bus capacitance, control circuit board
	Alternatively PM3000

2	PM 1000 Converter 6 Pole	+ NCC320-V308.4	10100956	1 off	Including water cooling base-plate, DC bus capacitance, control circuit board
	Alternatively PM3000

3	Crowbar control WTCBA200A	+ NCC320-B312.7	10100787	1 off	Crowbar short circuit protection control

Contract No.FDCG08045-01

4	Controller WT 98	+ NCC310-A240.3	10100068	2 off
		+ NCC310-A250.3

5	Controller WT97	+TBC100-A120.3	10100002	1 off

6	Analogue imput module WTAI91	+NCC310-A280.3	10100006	1 off

7	Digital input module WTDI92	+NCC310-A260.3	10100005	1 off

8	Panel Display WT502	+NCC310-P241.2 +TBC100-P122.2	10100775	2 off	One HMI for nacelle control cabinet, another one at tower base as HMI for SCADA system

9	Servo motor [**]-combivert 90° connector	+ BM400-M23.2, +BM410-M33.2, +BM420-M43.2,	10101229	3 sets	Including safety lock system, motor cable 2 meters

10	Frequency convertor [**]- combivert F Multi	+ HC400-U23.4, + HC410-U33.4, + HC420-U43.4,	10100098	3 sets	[**]

11	DC-filter [**]-combivert	+ HC400-Z21.7, + HC410-Z31.7, + HC420-Z41.7,	10100101	3 off

12	Static frequency converter F5-Compact	+NCC300-U118.6	10100361	1 off	[**]

13	Radio interference filter	+NCC300-Z118.3	10100362	1 off

14	CAN-operator		10100099	4 off	For connecting pitch and yaw converter

15	Interface cable WT90		10100883	2 off

16	Lithium battery 07LE90 Included in item 10100068		10100485	1 off

17	Spring-operated brake [**]-Combivert mounted in item 10101229		10100106	3 off

18	Motor cable [**]-Combivert		10100104	3 off

19	Rectifier [**]-Combivert mounted in item 10101229		10100102	3 off

20	Foamed rubber [**]-Combivert		10100100	3 off

21	Resover cable [**]-Combivert		10100103	3 off	21

22	Control software			1 off	SL1500 software program for pitch converter, yaw converter, IGBT converter and PLCs; according to Technical Specification of SL1500 Wind Turbine

Contract No.FDCG08045-01

Remarks:

1.	All the core components shall satisfy with the -45☐ low temperature requirements.

2.	Each set of software comprises of SL 1500 software program for pitch converter, yaw converter, PM1000/PM3000 converter and PLC’s. Every batch of software shall be sent out by 1 off CD. General terms of delivery issued by the Austrian Electrical and Electronics Industry Association, Ed. Jan. 2002 will apply.

Description of PM3000: It is updated on the basis of PM1000; regarding 1.5MW wind turbine, PM3000 is compatible with PM1000. But its capacity is relatively bigger; the rated current value of LSC is 300A, and the rated current value of GSC is 650A. It also has low-voltage ride-through function which can be applied to the global grid code (including the strictest grids of Europe, North America, and Canada etc.) requirements.

After [**] is successfully tested in Buyer’s wind farm and approved by Buyer, transition from [**] to [**] will be made, Buyer shall inform the Seller of specific quantity and number of batches, under such circumstance, the total Contract Value remains unchanged.

3. Quantity:

Serial No.	Name of goods	Type	Sets	Remark
1	Electrical control core component	PM1000	[**]	Inclusive of PM1000 converter core components and software
2	Electrical control core component	PM3000	[**]	Inclusive of PM3000 converter core components and software

Contract No.FDCG08045-01

4. Price:

•	The unit price excluding VAT for [**] sets of core components with PM1000 and software:

CNY [**] /set;

•	The unit price including VAT for [**] sets of core components with PM1000 and software: CNY[**]/set;

•	The unit price excluding VAT for [**] sets of core components with PM3000 and software : CNY [**] /set;

•	The unit price including VAT for [**] sets of core components with PM3000 and software :CNY [**]/set;

•	Total Contract Value without VAT:CNY [**]

•	Total 17% VAT: CNY [**]

Total Contract Value including VAT: CNY [**]

The above price is based on delivery at Buyer’s factory including inland transportation expenses and insurance.

5. Place of Shipment:

To be delivered at Buyer’s manufacturing factory, China.

6. Delivery Schedule:

The delivery will be made in batches as per preliminary schedule below

CY 2009	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Qty(set) for PM1000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Qty(set) for PM3000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

CY 2010	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Qty(set) for PM 1000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Qty(set) for PM 3000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

CY 2011	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Qty(set) for PM 1000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Qty(set) for PM 3000	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Note: Under the precondition that [**] sets core components of the electrical control system shall be purchased in 2009, 2010 and 2011. Buyer will notify Seller three months in advance in writing to revise the plan, in case of any changes to the delivery plan. Buyer shall notify Seller six months in advance in writing to revise the plan in case there’s any change for changing the purchased core components from core components with PM1000 to core components with PM3000, under such circumstance, the total Contract value shall be adjusted accordingly by both parties based on unit price.

Contract No.FDCG08045-01

7. Documentation

The Seller shall provide to the Buyer the certificate and test report of the converter, dispatch notice and packing list together with the equipment.

8. Payment Terms:

95% by letter of credit at sight

Two (2) weeks before each shipment date, an irrevocable letter of credit in amount of 95% of each shipment value shall be issued by a first class Chinese bank. If L/C is delayed, the delivery time will be postponed accordingly.

5% Retention Bond

The Retention Bond shall be paid by the Buyer to the Seller within fourteen (14) days after the expiry of warranty period (12 months (for the converter, it shall be 18 months) after WT has arrived on the wind farm and finished the commissioning, or 18 months (for the converter it shall be 24 months) after the delivery time of the Seller, for whichever is earlier, as the warranty period), under the precondition that the availability of the electrical control system for each WT is at least [**]% during such period. Such percentage will be the average of a respective wind park.

In case of an availability of at least [**]% has not been reached due to reasons not attributable to the Seller or due to reasons not caused by contract equipment, the retention bond has to be paid by the Buyer to the Seller.

The Seller must provide the following performance bond to the Buyer:

Within 30 days after effectiveness of the contract, Seller shall through Seller’s bank open an irrevocable performance bond in favor of Buyer, for an amount of CNY 1,100,000.00. Validity of the guarantee shall be expired by end of Jun, 2012.

9. Delivery notice

The Seller shall complete the delivery of Contract Equipment in batches and on time as required in article 6. Two (2) weeks before shipping, the Buyer will be informed about the exact date of delivery.

10. The Seller shall supply the following documents as part of L/C paperwork:

(1)	Consignment Note/Bill
(2)	VAT invoice in total amount
(3)	Packing List
(4)	Country of Origin
(5)	Quality Certificate

Details refer to the detailed definition in L/C.

11. Packing and Marking

Unless otherwise specified in the contract, the contract equipment shall be packed by the Seller in a properly manner. And necessary measures shall be taken to protect the contract equipment from moisture, rain, rust, corrosion, shock and other damages according to their different characteristics so as to withstand numerous handling, loading and unloading as well as long distance sea and inland transportation, or air transportation if required.

The following documents shall be enclosed in each package of the Contract Equipment:

Two (2) copies of detailed packing list;

Two (2) copies of quality certificate;

One (1) copy of technical documentation for relevant Contract Equipment (including the following documentation but not limited to; e.g. the documentation for IGBT module, PLC, control panel, module interface, pitch converter, yaw converter and the operational manual for the CAN interface);

Contract No.FDCG08045-01

12. Inspection

Seller shall inspect the Contract Equipment and issue the quality certificates as well as inspection records, all involved expenses shall be for Seller’s account. The quality certificates and inspection records including detail and result of inspection before delivery shall be submitted by Seller to Buyer.

13. Incidental Service

Regarding PM3000 and other new product, during the initial stage of installation, (if necessary) the Seller shall timely provide technical support, send its personnel to the jobsite to conduct installation supervision and help resolve the equipment defect.

Seller shall be responsible for giving analysis on defect of its equipment during operation in wind farm, and for assisting in trouble shooting. The Seller shall provide the Buyer with its outcome of analysis.

The Buyer shall inform the Seller the date when the core components are to be returned are packed and ready for shipping; this day shall be counted as the starting date for following calculation, Seller agrees that the core components to be returned shall be repaired and sent back to Buyer’s factory within 2 months, otherwise from the third month after that day Buyer is entitled to deduct the corresponding amount for the non-returned core components payment from the L/C when Buyer opens the core components L/C of that month; from that time for each month Buyer shall make the payment once by T/T for the last-month-returned core components from the Seller.

14. Warranty

The Seller warrants, that the Contract Equipment shall be completely new, advanced in technology and superior in quality, free from any defect in design, material and workmanship, suitable for the use and purpose as specified and in conformity with the technical specification.

The Seller warrants that the technical documentation shall be complete, clear and correct. Warranty period is 12 months (it shall be 18 months for the converter ) after WT has arrived on the wind farm and finished the commissioning, or 18 months (it shall be 24 months for the converter) after the delivery time of Seller, for whichever is earlier.

Warranty means within warranty period in case of any damage or problem of any core components, that the components for replacement will be provided by the Seller free of charge, and the Seller should ensure timely supply of spare parts. The Seller shall correct any such failure either at its option, (i) by repairing any defective or damaged part or parts or the supplied products, or (ii) by making available any necessary repaired or replacement parts.

15. Penalty for delayed delivery

In case of delayed delivery of any shipment, starting from the second week of delay, every week of delay will be charged [**]% of the price of the delayed sets as penalty, a delay for more than 4 days (including 4 days) is counted as one complete week. Sum of the above mentioned penalty shall not exceed [**]% of the total contract price. Payment of the delayed delivery penalty shall not relieve the Seller from the obligation of continuing delivery of relevant contract equipment.

16. Claims

16.1 In case the Contract Equipment supplied by the Seller does not meet the specified technical performance during the Warranty Period and the Seller doesn’t fulfill his responsibility according to Article 14, the Buyer has the right to lodge claims against the Seller, and the Seller shall settle the claims upon the agreement of the Buyer in the following way:

1)	Repair or remove the defects and discrepancies of the equipment at the Seller’s expense. In case the Seller cannot send his personnel to the Job Site, the Buyer shall have the right to do the repairing or removal of the defects and discrepancies and all the expensed incurred should be borne by the Seller.

Contract No.FDCG08045-01

2)	Replace the defective equipment or technical documents with new one at the Seller’s expenses and the Seller shall guarantee the quality of the replaced equipment for a recounted warranty period. The replaced and /or supplemented equipment shall be delivered DDP to the Job Site.

In case the Seller fails to make proposals for settling the claims according to any and/or all the ways mentioned above within 14 days after notification of the claim raised by the Buyer, the Buyer shall have the right to recover the claimed amount from Retention Bond (maximum up to 5% of the total contract price).

16.2 The notice of claim for the defective equipment shall be effective if it is issued not later than thirty (30) days after the expiration of the Warranty Period, but the claim must be detected within the warranty period (proved and reported by an independent expert).

16.3 In case Seller fails to accept the claim within thirty (30) days after receipt of Buyer’s claim, the claim shall be regarded as not acceptable by Seller.

17. Force Majeure

Neither party shall be held responsible for failure or delay to perform all or any part of this Contract due to flood, fire, earthquake, snowstorm, drought, hailstorm, hurricane, or any other events that are beyond the control of the affected party and could not be reasonably expected at the time of execution of the Contract or could have been avoided or overcome by such Party. However, the party whose performance of is affected by the event of Force Majeure shall give a notice to the other party of its occurrence as soon as possible and a certificate or a document of the occurrence of the Force Majeure issued by the competent authority or a neutral and independent third party shall be sent to the other party no later than fourteen (14) days after its occurrence. If the Force Majeure event lasts more than one hundred eighty (180) days, both parties shall negotiate the performance or termination of this Contract. In case of such a termination, either party shall bear its own costs, further claims for compensation in connection with the termination shall be excluded.

18. Taxes and Duties

18.1 All taxes in connection with and in the execution of the Contract levied by the Chinese government on the Buyer in accordance with the tax laws of P.R. China shall be borne by the Buyer.

18.2 All taxes in connection with and in the execution of the Contract levied by the Chinese government on the Seller in accordance with the tax laws of P.R. China shall be borne by the Seller.

18.3 The total Contract Value is inclusive of 17% VAT.

19. Arbitration

All disputes arising from, or in connection with the execution of the contract, shall be settled through friendly discussion between the two parties. In case no agreement can be reached throughout, the disputes shall be referred to formal arbitration and shall be settled by arbitration in Beijing under Beijing Arbitration Commission in accordance with its arbitration rules/procedures.

Notwithstanding any submission to arbitration, the Parties shall continue to perform their respective obligations under the Contract unless otherwise agreed between the Parties.

20. Termination

20.1 Buyer may, without prejudice to any remedy by Seller for Seller’s following breach of Contract, by written notice of default sent to Seller, terminate any remaining deliveries called for in the Contract, if Seller fails to deliver any or all of the Contract Equipment within 120 days after delivery time specified in Article 6.

20.2 Buyer may at any time terminate the Contract, by giving written notice to Seller in case Seller becomes bankrupt or otherwise insolvent and such termination does not prejudice or affect any right of action or remedy available to Buyer. The same applies to the Seller vice versa.

Contract No.FDCG08045-01

21. Applicable Law

The Contract shall be governed and construed by the laws of the P. R. China in force on the Date of Contract Effectiveness.

22. Effectiveness of the Contract and Miscellaneous

22.1 The contract becomes effective on signing by the authorized representatives of the two parties of the Contract and stamping the company chops of the two parties.

22.2 The present Contract shall be valid for 5 years from the effective date of the Contract, however the Contract shall become null and void automatically when each party of the Contract has fulfilled its rights and obligations under the Contract.

22.3 At the expiration of the Contract, any unsettled credit and debt under the Contract shall not be affected by the expiration of the Contract. The debtor shall still effect his obligation of reimbursement to the creditor.

22.4 The Contract shall be written in both Chinese and English as one complete set. The Contract shall be made in four original sets, two sets for each Party. In the event of any discrepancy in construing Chinese version with English version, the former shall prevail.

22.5 All amendments, supplements and alternations to the terms and conditions of the Contract shall be made in written form and signed by the authorized representatives of the two Parties.

20.6 No assignment of any right or obligation under the Contract shall be made by either party to a third party without the previous consent of the other party.

22.7 The communication between the two parties shall be conducted in written form. The fax concerning the important matter shall be confirmed timely by the registered or express mail.

Contract No.FDCG08045-01

	Buyer		Seller

Name:	Sinovel Wind Co., Ltd	Name:	Suzhou AMSC Superconductor Co., Ltd
	(Company Chop)		(Company Chop)

Add:	Culture Building, No.59, Zhongguancun Street, Haidian, Beijing, 100872 China	Ad d:	22# NEP, 369 Lushan Road, Suzhou Jiangsu Province, 215129 P.R.China

Legal Representative: Han Junliang			Legal Representative: Daniel Patrick McGahn
Authorized Representative:			Authorized Representative:

	/s/ illegible		/s/ illegible
	(signature)		(signature)

Tel: (010) 62515566		Tel: 0512-66906500
Fax:	(010) 82500072	Fax: 0512-66909500
Bank: China Everbright Bank, Andingmen Branch		Bank: China Agriculture Bank, Suzhou Xinqu Branch
Account No.:[**]		Account No.:[**]
Taxation No: 110108784800267		Taxation No.: 32050866578679X
Postal Code: 100872		Postal Code: 215129